LAROCHE PETROLEUM CONSULTANTS, LTD.

                        CONSENT OF INDEPENDENT PETROLEUM
                            ENGINEERS AND GEOLOGISTS

     As independent oil and gas consultants, LaRoche Petroleum Consultants, Ltd. hereby consents to the incorporation by reference in this Registration Statement on Form S-8 filed by Westside Energy Corporation (the "Company") to the references to its name and any and all reserve estimates and other information contained in its report as of December 31, 2006 relating to the Company, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006.

               LaRoche  Petroleum  Consultants,  Ltd.

               By:  /s/  William  M.  Kazmann

               Name:  William  M.  Kazmann

               Title  Partner


Dallas,  Texas
October  24,  2007